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                                                                   EXHIBIT 23.1





                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Coho Energy, Inc.

We consent to incorporation by reference in this registration statement on Form S-8 of Coho Energy, Inc. of our reports dated February 24, 1995, relating to the consolidated statements of earnings, shareholders' equity, and cash flows and related schedule of Coho Energy, Inc. and subsidiaries for the year ended December 31, 1994, which reports appear in the December 31, 1996, annual report on Form 10-K of Coho Energy, Inc.


                                                     KPMG Peat Marwick LLP


Dallas, Texas
May 30, 1997